Exhibit 99.1

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

1 of 12

October 31, 2016	GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS RECORD QUARTERLY EARNINGS

Jasper, Indiana: October 31, 2016 -- German American Bancorp, Inc. (NASDAQ: GABC) today reported 2016 third quarter earnings of $10.2 million, or $0.67 per share. This level of quarterly earnings represents the first time in its 106 year history that the Company reported quarterly earnings exceeding the $10 million mark. The current quarter record performance represented an increase of approximately 5% on a per share basis as compared to the $9.8 million, or $0.64 per share, earned in the second quarter of 2016. Relative to third quarter earnings in the prior year of $7.7 million, or $0.58 per share, the current quarter earnings performance represented an increase of approximately 16% on a per share basis. Reported earnings for both the second and third quarters of 2016 were enhanced by the inclusion of the operations of River Valley Bancorp, and its banking subsidiary River Valley Financial Bank, following the acquisition of River Valley on March 1, 2016.

German American’s record third quarter performance, as compared to the second quarter 2016 results, was driven by several factors, including a $41.8 million increase in end of period loans, which represented an approximate increase of 9%, on an annualized basis, as of September 30, 2016 from end of period balances as of June 30, 2016. Additionally, a continued improvement in the quality of the loan portfolio allowed the Company to not have the need to book a provision for loan losses in the current quarter, which was a $350,000 expense improvement from the second quarter 2016 results.

Commenting on the Company’s posting of the record quarterly operating performance, Mark A. Schroeder stated, "We’re very pleased to have achieved the milestone of $10 million in quarterly net income, and are likewise pleased with the continuation of the strong level of organic loan growth we experienced during the quarter. We believe this combination of strong organic loan growth coupled with the exceptional level of credit quality within our loan portfolio bodes well in terms of our ability to continue to generate strong operating performance.”

The Company also announced that its Board of Directors declared its regular quarterly cash dividend of $0.18 per share, which will be payable on November 20, 2016 to shareholders of record as of November 10, 2016.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 12

Balance Sheet Highlights

Total assets for the Company increased to $2.980 billion at September 30, 2016, representing an increase of $63.7 million, or 9% on an annualized basis, compared with June 30, 2016 and an increase of $666.3 million compared with September 30, 2015. The year-over-year increase was largely attributable to the acquisition of River Valley Bancorp ("River Valley") and its banking subsidiary River Valley Financial Bank effective March 1, 2016. River Valley's total assets as of the effective date of the merger totaled approximately $516.3 million.

September 30, 2016 total loans increased $41.8 million, or 9% on an annualized basis, compared with June 30, 2016 and increased $488.8 million, or 32%, compared with September 30, 2015. The majority of the loan growth during the third quarter of 2016 was from the Company's existing branch network, excluding River Valley.

End of Period Loan Balances	9/30/2016	6/30/2016	9/30/2015
(dollars in thousands)

Commercial & Industrial Loans	$469,255	$463,501	$404,946
Commercial Real Estate Loans	862,998	840,215	600,688
Agricultural Loans	299,080	285,353	236,619
Consumer Loans	186,854	182,610	138,387
Residential Mortgage Loans	187,903	192,603	136,645
	$2,006,090	$1,964,282	$1,517,285

Non-performing assets totaled $5.5 million at September 30, 2016 compared to $9.7 million of non-performing assets at June 30, 2016 and $5.5 million at September 30, 2015. Non-performing assets represented 0.18% of total assets at September 30, 2016 compared to 0.33% of total assets at June 30, 2016 and 0.24% of total assets at September 30, 2015. Non-performing loans totaled $5.1 million at September 30, 2016 compared to $9.3 million at June 30, 2016 and $5.3 million of non-performing loans at September 30, 2015. Non-performing loans represented 0.25% of total loans at September 30, 2016 compared to 0.48% at June 30, 2016 and 0.35% at September 30, 2015. The decline in non-performing assets and non-performing loans during the third quarter of 2016 compared with June 30, 2016 levels was attributable to both a decline in non-performing loans acquired in the River Valley merger transaction and to the payoff of a single non-accrual commercial real estate credit relationship unrelated to River Valley.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 12

Non-performing Assets
(dollars in thousands)
	9/30/2016	6/30/2016	9/30/2015
Non-Accrual Loans	$4,906	$8,294	$5,326
Past Due Loans (90 days or more)	191	1,024	10
Total Non-Performing Loans	5,097	9,318	5,336
Other Real Estate	355	416	123
Total Non-Performing Assets	$5,452	$9,734	$5,459

Restructured Loans	$50	$74	$2,309

The Company’s allowance for loan losses totaled $15.2 million at September 30, 2016 compared to $15.3 million at June 30, 2016 and $14.8 million at September 30, 2015. The allowance for loan losses represented 0.76% of period-end loans at September 30, 2016 compared with 0.78% of period-end loans at June 30, 2016 and 0.98% of period-end loans at September 30, 2015. The year-over-year decline in the allowance for loan loss as a percent of total loans was the result of the acquisition of River Valley. Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller. The Company held a discount on acquired loans of $11.1 million as of September 30, 2016, $11.8 million at June 30, 2016 and $3.1 million at September 30, 2015.

Total deposits increased $52.2 million, or 9% on an annualized basis, as of September 30, 2016 compared with June 30, 2016 and increased $525.8 million compared with September 30, 2015. The increase in total deposits as of September 30, 2016 compared with September 30, 2015 was largely attributable to the acquisition of River Valley which had total deposits of approximately $405.4 million as of the effective date of the merger.

End of Period Deposit Balances	9/30/2016	6/30/2016	9/30/2015
(dollars in thousands)

Non-interest-bearing Demand Deposits	$534,620	$506,498	$418,947
IB Demand, Savings, and MMDA Accounts	1,361,522	1,380,038	1,039,520
Time Deposits < $100,000	214,235	236,127	194,408
Time Deposits > $100,000	219,286	154,709	150,960
	$2,329,663	$2,277,372	$1,803,835

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 12

Results of Operations Highlights – Quarter ended September 30, 2016

Net income for the quarter ended September 30, 2016 totaled $10,185,000, or $0.67 per share, which represented an increase of approximately 5% on a per share basis compared with the second quarter 2016 net income of $9,788,000, or $0.64 per share, and represented an increase of approximately 16% on a per share basis compared with the third quarter 2015 net income $7,721,000 or $0.58 per share. The results of operations during both the second and third quarters of 2016 fully included the operations of River Valley.

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	September 30, 2016			June 30, 2016			September 30, 2015

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$22,709	$25	0.44%	$25,918	$20	0.30%	$22,155	$3	0.06%
Securities	734,869	5,426	2.95%	723,222	5,168	2.86%	629,470	4,541	2.89%
Loans and Leases	1,982,291	22,475	4.51%	1,935,246	22,791	4.73%	1,492,772	16,796	4.47%
Total Interest Earning Assets	$2,739,869	$27,926	4.07%	$2,684,386	$27,979	4.19%	$2,144,397	$21,340	3.96%

Liabilities
Demand Deposit Accounts	$522,994			$502,070			$428,380
IB Demand, Savings, and
MMDA Accounts	$1,363,654	$671	0.20%	$1,369,446	$672	0.20%	$1,027,035	$329	0.13%
Time Deposits	416,968	652	0.62%	426,918	654	0.62%	355,853	658	0.73%
FHLB Advances and Other Borrowings	274,365	851	1.23%	235,434	853	1.46%	200,831	573	1.13%
Total Interest-Bearing Liabilities	$2,054,987	$2,174	0.42%	$2,031,798	$2,179	0.43%	$1,583,719	$1,560	0.39%

Cost of Funds			0.32%			0.33%			0.29%
Net Interest Income		$25,752			$25,800			$19,780
Net Interest Margin			3.75%			3.86%			3.67%

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 12

During the quarter ended September 30, 2016, net interest income totaled $24,560,000 representing a less than than 1% decline from the quarter ended June 30, 2016 net interest income of $24,671,000 and an increase of $5,701,000, or 30%, compared with the quarter ended September 30, 2015 net interest income of $18,859,000. The modest decline in the third quarter of 2016 compared with the second quarter of 2016 was primarily the result of a lower level of accretion of loan discount on acquired loans attributable to the River Valley merger transaction.

The tax equivalent net interest margin for the quarter ended September 30, 2016 was 3.75% compared with 3.86% in the second quarter of 2016 and 3.67% in the third quarter of 2015. The decline in the net interest margin during the third quarter of 2016 compared with the second quarter of 2016 was primarily attributable to a decline in the amount of accretion of loan discounts on acquired loans. Accretion of loan discounts on acquired loans contributed approximately 9 basis points to the net interest margin on an annualized basis in the third quarter of 2016, 23 basis points in the second quarter of 2016, and 4 basis points in the third quarter of 2015. The higher level of accretion in the second quarter of 2016 was largely attributable to pay-off activity on loans acquired in the River Valley transaction.

During the quarter ended September 30, 2016, the Company recorded no provision for loan loss compared to a provision of $350,000 during the second quarter of 2016 and a negative provision of $500,000 in the third quarter of 2015. The level of provision during all periods was done in accordance with the Company's standard methodology for determining the adequacy of its allowance for loan loss.

During the quarter ended September 30, 2016, non-interest income totaled $8,384,000, an increase of $329,000, or 4%, compared with the quarter ended June 30, 2016, and an increase of $627,000, or 8%, compared with the third quarter of 2015.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 12

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	9/30/2016	6/30/2016	9/30/2015
(dollars in thousands)

Trust and Investment Product Fees	$1,191	$1,223	$1,051
Service Charges on Deposit Accounts	1,612	1,534	1,237
Insurance Revenues	1,661	1,605	1,752
Company Owned Life Insurance	247	247	205
Interchange Fee Income	688	599	547
Other Operating Income	1,523	996	2,134
Subtotal	6,922	6,204	6,926
Net Gains on Loans	1,004	883	831
Net Gains on Securities	458	968	—
Total Non-interest Income	$8,384	$8,055	$7,757

Service charges on deposit accounts increased $78,000, or 5%, during the quarter ended September 30, 2016, compared with the second quarter of 2016 and increased $375,000, or 30%, compared with the third quarter of 2015. The increase in the third quarter of 2016 compared with third quarter of 2015 was primarily attributable to the River Valley transaction.

Other operating income increased $527,000 during the quarter ended September 30, 2016 compared with the second quarter of 2016 and decreased $611,000 compared with the third quarter of 2015. The increase during the third quarter of 2016 compared with the second quarter of 2016 was primarily driven by increased fees associated with swap transactions with loan customers. The decline in the third quarter of 2016 compared with the third quarter of 2015 was attributable to the donation of a building and accompanying real estate to an economic development foundation in one of the Company's market areas that resulted in a net gain on the disposition of fixed assets of approximately $1.4 million partially mitigated by increased swap transaction fees with loan customers.

Net gains on sales of loans increased $121,000, or 14%, during the third quarter of 2016 compared with the second quarter of 2016 and increased $173,000, or 21%, compared with the third quarter of 2015. Loan sales totaled $34.4 million during the third quarter of 2016, compared with $36.8 million during the second quarter of 2016 and $39.1 million during the third quarter of 2015.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 12

The Company realized $458,000 in net gains on sales of securities during the third quarter of 2016 compared with $968,000 net gains on sales of securities during the second quarter of 2016 and no gains on the sale of securities in the third quarter of 2015.

During the quarter ended September 30, 2016, non-interest expense totaled $18,653,000, an increase of $314,000, or 2%, compared with the quarter ended June 30, 2016, and an increase of $1,687,000, or 10%, compared with the third quarter of 2015.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	9/30/2016	6/30/2016	9/30/2015
(dollars in thousands)

Salaries and Employee Benefits	$10,572	$10,184	$8,998
Occupancy, Furniture and Equipment Expense	2,224	2,218	1,761
FDIC Premiums	373	339	284
Data Processing Fees	1,261	1,181	901
Professional Fees	777	780	787
Advertising and Promotion	687	629	2,198
Intangible Amortization	280	312	183
Other Operating Expenses	2,479	2,696	1,854
Total Non-interest Expense	$18,653	$18,339	$16,966

Salaries and benefits increased $388,000, or 4%, during the quarter ended September 30, 2016 compared with the second quarter of 2016 and increased $1,574,000, or 17%, compared with the third quarter of 2015. The increase in salaries and benefits during the third quarter of 2016 compared with the second quarter of 2016 was attributable to increased costs related to the Company's employee benefit plans including the short-term cash incentive compensation plan, employee stock purchase program and retirement plan matching contributions. The increase in salary and benefit costs during the third quarter of 2016 compared with the third quarter of 2015 was largely attributable to increased staffing levels that resulted from the River Valley acquisition.

Occupancy, furniture and equipment expense was flat for the quarter ended September 30, 2016 compared with the second quarter of 2016 and increased $463,000, or 26%, compared with the third quarter of 2015. This increase was predominantly related to the operation of the River Valley branch office facilities.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 12

Data processing fees increased $80,000, or 7%, in the third quarter of 2016 compared with the second quarter of 2016 and increased $360,000, or 40%, compared with the third quarter of 2015. The increase during both periods was primarily related to charges related to the acquisition of River Valley and the on-going data processing for River Valley.

Advertising and promotion increased $58,000, or 9%, during the quarter ended September 30, 2016 compared with the second quarter of 2016 and decreased $1,511,000 compared with the third quarter of 2015. The primary driver of the decline in advertising and promotion during the third quarter of 2016 compared with the third quarter of 2015 was the recognition of a $1,750,000 contribution expense related to the donation of a building and accompanying real estate to an economic development foundation in one of the Company's market areas.

Other operating expenses declined $217,000, or 8%, in the third quarter of 2016 compared with the second quarter of 2016 and increased $625,000, or 34%, compared with the third quarter of 2015. The increase during the third quarter of 2016 compared with the third quarter of 2015 was largely attributable to the operating expenses associated with the River Valley branch network.

About German American
German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) bank holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bancorp, operates 51 banking offices in 19 contiguous southern Indiana counties and one northern Kentucky county. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things,

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 12

credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and other risk factors expressly identified in the Company’s filings with the United States Securities and Exchange Commission. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	September 30, 2016	June 30, 2016	September 30, 2015
ASSETS
Cash and Due from Banks	$38,329	$36,027	$39,998
Short-term Investments	16,455	18,113	22,140
Interest-bearing Time Deposits with Banks	744	1,744	100
Investment Securities	732,911	719,916	625,239

Loans Held-for-Sale	12,967	5,135	6,410

Loans, Net of Unearned Income	2,002,380	1,960,555	1,513,580
Allowance for Loan Losses	(15,154)	(15,304)	(14,770)
Net Loans	1,987,226	1,945,251	1,498,810

Stock in FHLB and Other Restricted Stock	13,048	13,048	8,167
Premises and Equipment	48,074	47,669	37,905
Goodwill and Other Intangible Assets	56,767	57,048	21,979
Other Assets	73,019	71,860	52,462
TOTAL ASSETS	$2,979,540	$2,915,811	$2,313,210

LIABILITIES
Non-interest-bearing Demand Deposits	$534,620	$506,498	$418,947
Interest-bearing Demand, Savings, and Money Market Accounts	1,361,522	1,380,038	1,039,520
Time Deposits	433,521	390,836	345,368
Total Deposits	2,329,663	2,277,372	1,803,835

Borrowings	279,110	278,214	239,072
Other Liabilities	29,776	27,870	22,951
TOTAL LIABILITIES	2,638,549	2,583,456	2,065,858

SHAREHOLDERS' EQUITY
Common Stock and Surplus	186,519	186,251	123,112
Retained Earnings	142,347	134,909	119,656
Accumulated Other Comprehensive Income	12,125	11,195	4,584
TOTAL SHAREHOLDERS' EQUITY	340,991	332,355	247,352

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,979,540	$2,915,811	$2,313,210

END OF PERIOD SHARES OUTSTANDING	15,257,849	15,257,669	13,273,349

TANGIBLE BOOK VALUE PER SHARE (1)	$18.63	$18.04	$16.98

(1) Tangible Book Value per Share is defined as Total Shareholders' Equity less Goodwill and Other Intangible Assets divided by End of Period Shares Outstanding.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
INTEREST INCOME
Interest and Fees on Loans	$22,311	$22,670	$16,702	$63,645	$49,538
Interest on Short-term Investments and Time Deposits	25	20	3	62	10
Interest and Dividends on Investment Securities	4,398	4,160	3,714	12,557	11,049
TOTAL INTEREST INCOME	26,734	26,850	20,419	76,264	60,597

INTEREST EXPENSE
Interest on Deposits	1,323	1,326	987	3,804	3,002
Interest on Borrowings	851	853	573	2,445	1,481
TOTAL INTEREST EXPENSE	2,174	2,179	1,560	6,249	4,483

NET INTEREST INCOME	24,560	24,671	18,859	70,015	56,114
Provision for Loan Losses	—	350	(500)	1,200	—
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	24,560	24,321	19,359	68,815	56,114

NON-INTEREST INCOME
Net Gain on Sales of Loans	1,004	883	831	2,607	2,364
Net Gain on Securities	458	968	—	1,426	725
Other Non-interest Income	6,922	6,204	6,926	19,623	17,931
TOTAL NON-INTEREST INCOME	8,384	8,055	7,757	23,656	21,020

NON-INTEREST EXPENSE
Salaries and Benefits	10,572	10,184	8,998	32,357	26,082
Other Non-interest Expenses	8,081	8,155	7,968	24,875	20,032
TOTAL NON-INTEREST EXPENSE	18,653	18,339	16,966	57,232	46,114

Income before Income Taxes	14,291	14,037	10,150	35,239	31,020
Income Tax Expense	4,106	4,249	2,429	10,120	8,668

NET INCOME	$10,185	$9,788	$7,721	$25,119	$22,352

BASIC EARNINGS PER SHARE	$0.67	$0.64	$0.58	$1.70	$1.69
DILUTED EARNINGS PER SHARE	$0.67	$0.64	$0.58	$1.70	$1.69

WEIGHTED AVERAGE SHARES OUTSTANDING	15,257,814	15,256,019	13,265,893	14,814,520	13,247,954
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	15,257,814	15,257,219	13,273,512	14,816,279	13,255,510

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2016	2016	2015	2016	2015
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.38%	1.36%	1.36%	1.20%	1.33%
	Annualized Return on Average Equity	12.07%	12.02%	12.75%	10.60%	12.52%
	Net Interest Margin	3.75%	3.86%	3.67%	3.75%	3.70%
	Efficiency Ratio (1)	54.64%	54.17%	61.61%	59.00%	57.87%
	Net Overhead Expense to Average Earning Assets (2)	1.50%	1.53%	1.72%	1.71%	1.58%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.03%	0.04%	—%	0.03%	0.01%
	Allowance for Loan Losses to Period End Loans	0.76%	0.78%	0.98%
	Non-performing Assets to Period End Assets	0.18%	0.33%	0.24%
	Non-performing Loans to Period End Loans	0.25%	0.48%	0.35%
	Loans 30-89 Days Past Due to Period End Loans	0.39%	0.45%	0.24%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$2,943,564	$2,885,165	$2,274,034	$2,797,677	$2,247,395
	Average Earning Assets	$2,739,869	$2,684,386	$2,144,397	$2,612,284	$2,116,893
	Average Total Loans	$1,982,291	$1,935,246	$1,492,772	$1,871,134	$1,464,632
	Average Demand Deposits	$522,994	$502,070	$428,380	$497,620	$425,379
	Average Interest Bearing Liabilities	$2,054,987	$2,031,798	$1,583,719	$1,958,222	$1,562,689
	Average Equity	$337,449	$325,754	$242,307	$315,895	$238,104

	Period End Non-performing Assets (3)	$5,452	$9,734	$5,459
	Period End Non-performing Loans (4)	$5,097	$9,318	$5,336
	Period End Loans 30-89 Days Past Due (5)	$7,776	$8,764	$3,634

	Tax Equivalent Net Interest Income	$25,752	$25,800	$19,780	$73,354	$58,662
	Net Charge-offs during Period	$150	$207	$(12)	$484	$159

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.